Exhibit 10.98
State of Texas
County of Travis


                               WEB SITE AGREEMENT

This AGREEMENT is made this 10th day of April, 2000, by and between White Lion Internet Agency, 1707 Nueces Street, Austin, TX. 78701 ("Contractor") and API, of Austin, TX ("Client") for the project of engineering, designing, and creating a web site for Client.

Client and Contractor agree as follows:

I.       PURPOSE OF AGREEMENT

1.01 This Agreement provides the terms and conditions under which Contractor will engineer, design and create Client's web site to be made available to Internet users on the Worldwide Web.

II.      CHARGES AND PAYMENT SCHEDULE

2.01 Client agrees to pay Contractor the charges set forth on Exhibit A attached, according to the schedule set forth herein.

2.02 Client will pay Contractor an Initial Payment equal to one-third (1/3) of the total charges for the engineering, design and creation of Client's web site, as set forth on Exhibit A attached, upon execution of this Agreement.

2.03 Client will pay Contractor an additional one-third (1/3) of the total charges for the engineering, design and creation of Client's web site, as set forth on Exhibit A attached, upon completion and acceptance of a prototype web site by Client.

2.04 Client will pay Contractor the balance of the total charges for the design and creation of Client's web site as set forth on Exhibit A attached, within 5 days of delivery of project. Delivery of the project means delivery of the fully functional web site to the web site host selected by Client, at which time the web site must be accessible to Internet Users.

2.05 Client shall also pay Contractor applicable sales tax on the amounts due as provided above, at the time such payments are due.

2.06 Amounts due but not paid within thirty (30) days of the due date shall be subject to an interest charge of five percent (5%) per annum until paid in full. Payment is due upon receipt for all installment payments.

III.     MUTUAL COVENANTS AND AGREEMENTS

3.01 Contractor is an independent contractor in the performance of services for Client under the terms and conditions of this Agreement. Contractor shall not be considered an employee of Client. Client will have no control, direction or dominion over Contractor or the way in which Contractor performs the work. Contractor shall be responsible solely for the end product.

3.02 Contractor will be responsible for payment of all state, federal, foreign and/or local taxes, including income tax, withholding tax, Social Security tax, and pension contributions, if any. Client is not responsible for the payment of any taxes, except as provided in this Agreement, or penalties applicable to the nonpayment or underpayment of the taxes. Contractor is also responsible for payment of any and all insurance premiums, including, but not limited, to errors and omissions policies, and medical, life or Worker's Compensation policies that Contractor may need or desire.

3.03 Contractor has no independent authority to act for or on behalf of Client except as provided in this Agreement. No other power, authority, or use is granted or implied.

3.04 Project Specifications, Schematic, Estimate and Data Model are attached as Exhibit A and made a part of this Agreement.

3.05 Client or Client's representative will deliver all material (text, graphics, etc.) in digital or camera ready format to Contractor. Client will be allowed five hours of changes to the material provided. Any changes exceeding the above amount will be billed at the rate of $85 per hour for html and graphics and $95 per hour for other programming.

3.06 Unless otherwise specified in writing, Contractor will begin work on the prototype web site as soon as both parties execute this Agreement, the initial payment is made, the engineering is complete, and all content has been received. Contractor cannot be held responsible for any alteration in the project timeline due to insufficient or delayed content from Client.

3.07 If Contractor and Client have not agreed on a final design after three (3) separate rounds of prototypes have been developed and presented to Client, Contractor reserves the right to release the Client. Please see 4.01 for payment reference.

3.08 Except as provided herein, Client shall own all works created under this Agreement, shall retain all copyrights in the work and shall have the exclusive rights to use, publish or assign the work. Client shall have no right to layered and/or unfinished work including but not limited to sketches, drawings, or drafts used to create final work.

3.09 Contractor warrants and represents that the preparation of the work under this Agreement is original.

3.10 Contractor cannot be held responsible for any copyright or trademark issues that may arise from ever-changing Internet laws.

3.11 Contractor shall in no event be liable for any of the content provided by Client. By signing this Agreement, Contractor makes no representation or warranties with respect to the accuracy or completeness of the content of any document provided by Client.

3.11 Contractor shall not be liable for any loss of profit or any commercial damage, including but not limited to special, incidental, consequential, or other damages.

3.12 Web work will remain on a remote server and stay propriety of contractor until the last payment has been received.

IV.      TERMINATION OF AGREEMENT

4.01 Either party may terminate the Agreement by giving the other party fifteen (15) days written notice. If the Agreement is terminated as provided herein, Contractor shall promptly refund the balance of any payments made by Client that have not been earned based on Contractor's usual and customary hourly charge for each person who has performed work on Client's web site. If client is not satisfied with creative direction and engineering, Client reserves the right to cancel the agreement while paying 10% of the project's value.

V.       GENERAL AND ADMINISTRATIVE PROVISIONS

5.01 Parties Bound. This Agreement shall be binding upon and insure to the benefit of the parties and their legal representatives, successors and assigns.

5.02 Assignment. Contractor shall have no right to transfer or assign Contractor's interest in this Agreement without the prior written consent of Client.

5.03 Authority. Each party represents to the other that it has the legal authority to enter into this Agreement.

5.04     Time Limits.  Time is of the essence in this Agreement.

5.05 No Waiver. The failure or delay in the enforcement of the rights detailed in this Agreement by Client shall not constitute a waiver of those rights or be deemed a basis for estoppel. Client may exercise its rights under this Agreement despite the delay or failure to enforce the rights.

5.06 Dispute or Contest. In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction or interpretation of this Agreement, the prevailing party shall be entitled to recover from the losing party, reasonable attorney's fees and expenses incurred in the action. Before the case is presented in court, a non-binding arbitrator, that is mutually agreeable to both parties, will be used to settle the dispute at hand.

5.07 Section and Paragraph Headings. The section and paragraph headings used in this Agreement are descriptive only and shall have no legal force or effect whatever.

5.08 Use of Pronouns. The use of the neuter singular pronoun to refer to a Party described in this Agreement shall be deemed a proper reference whether the Party is an individual, a partnership, a corporation, or a group of two or more individuals, partnerships or corporations. The grammatical changes required to make the provisions of this Agreement applicable to corporations, partnerships, individuals, or groups of individuals, or to females as well as males, shall in all instances be assumed as though in each case fully expressed.

5.09 Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in Travis County, Texas.

5.10 Severability. If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision shall not be deemed to invalidate any other provisions in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled.

5.11 Entire Agreement. This Agreement, including Exhibit A attached, represents the entire agreement by and between the parties except as otherwise provided in this Agreement, and it may not be changed except by written amendment duly executed by all parties.

         CONFIDENTIALITY

         "Confidential Information" shall mean all written or oral information disclosed by either party to the other party in briefings, documents, personnel records or reports, or otherwise obtained by the other party in connection with this Agreement, including, without limitation, information concerning the past, present or future research or development of business activities of the disclosing party, except such information which (i) was previously known; (ii) is generally available to the public; (iii) is subsequently disclosed by a third party who is not under any obligations to the party to whom such information belongs. For purposes of this agreement, all New Work shall be deemed to be Confidential Information of API.

         Both parties agree that all Confidential Information shall be the disclosing party's proprietary right and property, and that each party shall keep all Confidential Information of the other in trust and confidence and not reproduce, transmit or disclose such Confidential Information to any other person, without first obtaining the express prior written consent of the disclosing party.

         As a condition to any payment by API under any Work Statement, API may require White Lion and/or any Consultant to sign further agreements required by the API relating to maintaining confidentiality of information, ownership of rights to work produced, non-interference with API employees and non-solicitation of API employees. In any event, White Lion shall be obligated to enforce all obligations of White Lion against Consultants.

         Neither party shall use any trademark, service mark, trade name, or other name or logo of the other party in any advertising or publicity without the prior written consent of the other.

         In the event of a breach by either party for the foregoing provisions of this Section, the non-breaching party shall be entitled, in addition to any and all other remedies available to it, to injunctive relief.

         SIGNED, ACCEPTED AND AGREED to this 17th day of April, 2000, by the undersigned parties who hereby acknowledge that they have read and understand this Agreement and Exhibit A attached.

API                                         White Lion - Internet Agency

Client:                                     Contractor:
By: /s/ Maury Magids                        By: /s/ Steve C. Kahle
   ------------------                          --------------------
   Maury Magids [Name]                         Steve C. Kahle  [Name]
   President    [Title]                        Partner         [Title]